Exhibit 99.1

NEWS RELEASE

5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel: (703) 329-9400
Fax: (703) 329-8187
www.analex.com	Release:	IMMEDIATE
	For:	ANALEX CORPORATION
(Symbol: NLX)

Contact:	Amber Gordon
(703) 329-9400

ANALEX WELCOMES KEITH KELLOGG TO BOARD OF DIRECTORS

Alexandria, VA, July 14, 2004 – Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced that Joseph “Keith” Kellogg, Jr. has been elected to its Board of Directors and will serve as an independent director.

Analex Chairman and CEO, Sterling Phillips, stated, “General Kellogg is an outstanding executive, whose military background and leadership experience will complement the wealth of experience we have on our board today. Our Nominating Committee has done an excellent job selecting General Kellogg, and the Board is gratified that he has accepted a directorship with Analex. As we continue to uphold high standards of corporate governance, we are pleased that we now have a majority of independent board members.”

General Kellogg commented, “I am honored to have been elected to the Analex Board of Directors. Analex is well positioned for growth in its industry – both strategically and tactically – and I look forward to working with Sterling Phillips, the other members of the Board and the company’s excellent management team.”

ABOUT KEITH KELLOGG

General Kellogg, who retired from a 32-year U.S. Army career as a Lieutenant General, serves as Senior Vice President of Homeland Security Solutions for Oracle Corporation (Nasdaq: ORCL), a position he has held since July 2003. From November 2003 through March 2004, General Kellogg took leave from Oracle to serve the U.S. government as Chief Operating Officer of the Coalition Provisional Authority in Baghdad, Iraq. General Kellogg’s military tours included leadership positions in Special Operations and conventional forces. He served as commander of the 82nd Airborne Division and, in his last assignment, worked for the Joint Chiefs of Staff as director for all computing and communications for U.S. forces. General Kellogg also serves on the Board of Directors of GTSI Corporation (Nasdaq: GTSI).

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ANALEX: Announces General Kellogg as New Director	Page 2
July 14, 2004

ABOUT ANALEX

ANALEX specializes in providing intelligence, systems engineering and security services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company’s stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com. Analex investor relations can be contacted at (703) 329-9400 or via email at amber.gordon@analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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